SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D. C.  20549



                               FORM 8-K



                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE

                    SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2002


                          SCANA Corporation
--------------------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)



        South Carolina            1-8809               57-0784499
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission          (IRS Employer
  of incorporation)              File Number)     Identification No.)



1426 Main Street, Columbia, South Carolina                   29201
--------------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code: (803) 217-9000
                                                    --------------



                                 Not applicable
--------------------------------------------------------------------------------
     (Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.


         On July 26, 2002 SCANA Corporation (NYSE: SCG) reported that earnings from ongoing operations for the second quarter of 2002 were $38 million, or 36 cents per share of common stock, compared to $30 million, or 29 cents per share in the second quarter of last year.

         In the second quarter of 2002, SCANA also recorded a non-recurring cash gain of $9 million, or 9 cents per share, related to the previously announced sale of its 800 Mhz radio network to Motorola, and a non-cash, non-recurring charge of $7 million, or 7 cents per share, related to the other than temporary decline in the market value of the Company's investment in ITC^DeltaCom, Inc. (NASDAQ: ITCDQ). Additional information regarding these non-recurring items is included below. In the second quarter of 2001, the Company had recorded a non-recurring, non-cash gain of $354 million, or $3.38 per share related to the Company's investment in Powertel, Inc., which was acquired by Deutsche Telekom AG (NYSE:DT; FSE:DTE) on May 31, 2001.

         Including the non-recurring items in both periods, SCANA reported consolidated earnings in the second quarter of 2002 of $40 million, or 38 cents per share of common stock, compared to $385 million, or $3.67 per share, in the second quarter of 2001.

         Earnings per share comparisons for the three months and six months ended June 30, 2002 and 2001 are summarized in the following table:


                                                     3 Months Ended June 30,   6 Months Ended June 30,
                                                         2002       2001        2002         2001
                                                         ----       ----        ----         ----

Earnings Per Share From Ongoing Operations              $.36       $.29        $1.10       $1.00
Non-Recurring Items Per Share:
  Gain on Sale of Radio Network                          .09          _          .09           _
  Impairment Charge on ITC^DeltaCom Investment         (.07)                    (.07)
  Gain on Sale of Powertel Investment                     _        3.38            _        3.38
  Gain on Sale of Deutsche Telekom Stock                                         .10
  Impairment Charge on Deutsche Telekom Investment        _          _         (1.52)          _
  Gain on Sale of SCANA Security                          _          _             _         .04
Reported Earnings (Loss) Per Share                     $.38      $3.67         $(.30)      $4.42


         "Earnings from ongoing operations in the second quarter improved by 7 cents per share, or 24 percent, over the same quarter last year and were in-line with the earnings guidance we provided for the quarter," said Kevin Marsh, SCANA's senior vice president and chief financial officer.

Regulated Operations

         South Carolina Electric & Gas Company (SCE&G), SCANA's principal subsidiary, recorded earnings of 37 cents per share in the second quarter, down from 41 cents per share in the same period last year. "The favorable impact of warmer weather and customer growth on electric sales margins was more than offset by higher operating and maintenance expenses," said Marsh.

         "As measured by cooling degree days, temperatures across SCE&G's electric utility service area during the quarter were 7 percent above normal and 5 percent above last year," said Marsh. "The impact of the warmer weather increased second quarter earnings by 2 cents per share compared to the second quarter last year."

         The warmer weather, combined with 2.2 percent customer growth, resulted in a 4.0 percent increase in total retail kilowatt-hour sales of electricity in the second quarter compared to the same period last year. Residential sales, which are the most weather sensitive, were up 5.3 percent. Commercial sales were up 3.4 percent and industrial sales rose 3.6 percent.

         South Carolina Pipeline, SCANA's regulated gas transmission business, recorded earnings of 3 cents per share in the second quarter, up from 2 cents per share in 2001. Those positive results primarily reflect increased margins on sales of natural gas for electric generation.

         PSNC Energy, the Company's North Carolina-based regulated natural gas distribution subsidiary, recorded a seasonal loss of 2 cents per share in the second quarter, compared to a loss of 5 cents per share in the same quarter last year. "That improvement was the result of the elimination this year of the goodwill amortization expense related to SCANA's acquisition of PSNC in February 2000 and slightly better sales margins resulting primarily from lower gas costs," said Marsh.

Non-Regulated Operations

         SCANA Energy, the Company's non-regulated retail natural gas business in Georgia, recorded earnings of 1 cent per share in the second quarter of 2002 compared to a loss of 3 cents per share in the same quarter last year. "The more favorable results at SCANA Energy were driven primarily by lower bad debt expenses due to lower natural gas prices," said Marsh.

         The Company's corporate and other non-regulated operations lost 3 cents per share in the second quarter on a combined basis compared to a loss of 6 cents per share last year. That improvement was driven primarily by lower interest expenses and higher investment income.


Explanation of Second Quarter 2002 Non-Recurring Items

         In the second quarter of 2002, SCANA Communications, Inc., SCANA's wholly-owned telecommunications subsidiary, recorded a non-recurring cash gain of $9 million, or 9 cents per share related to the previously-announced sale of its 800 Mhz emergency radio network to Motorola in April 2002. SCANA Communications owns a fiber optic network in South Carolina and North Carolina, provides tower construction, management and rental services for wireless providers, and, through a Delaware subsidiary, holds the Company's telecommunications investments.

         Also in the second quarter of 2002, SCANA recorded a non-cash, non-recurring charge of $7 million, or 7 cents per share, related to the other than temporary decline in the market value of the Company's investment in ITC^DeltaCom, Inc.(NASDAQ: ITCDQ), a publicly-held provider of integrated telecommunications and technology solutions to businesses in the southern United States. This impairment charge eliminates the Company's investment basis in ITC^DeltaCom. On June 25, 2002, ITC^DeltaCom filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court for the District of Delaware. In connection with the bankruptcy filing, ITC^DeltaCom announced a proposed plan of reorganization that it anticipates will result in the elimination of approximately $515 million principal amount of the company's senior and subordinated note debt, thereby improving the company's capital structure and liquidity position and significantly reducing annual interest expense. Implementation of the proposed plan of reorganization is dependent on a number of factors and conditions typical in similar reorganizations, including approval of the reorganization plan by the bankruptcy court and ITC^DeltaCom's security holders. In connection with that proposed reorganization, SCANA has committed to purchase up to $15 million of a new issue of the reorganized company's convertible preferred stock.

Implementation of SFAS 142

         As disclosed earlier this year, on January 1, 2002, Statement of Financial Accounting Standards No. 142, a new accounting standard from the Financial Accounting Standards Board (FASB) became effective. This new standard addresses goodwill and other intangible assets recorded on a company's balance sheet and requires that goodwill no longer be amortized, but instead tested for impairment at least annually. In accordance with SFAS 142, and as noted above, SCANA discontinued recording amortization expense related to goodwill associated with the Company's acquisition of Public Service Company of North Carolina, Inc., a natural gas distribution company headquartered in Gastonia, North Carolina. This company is currently a wholly-owned subsidiary of SCANA doing business as PSNC Energy. As required by the new statement, the Company continues to evaluate whether the goodwill associated with this transaction that is recorded on the Company's books is impaired as defined in the statement and, if so, the amount of any such impairment. While the Company's evaluation is being finalized, preliminary results indicate that the Company will be required to record a non-cash impairment in the probable range of $200 - $250 million. As required by the standard, the Company expects to complete its evaluation of the carrying value of goodwill and record any required impairment by the end of 2002. Any such impairment would be recorded as the cumulative effect of the mandated accounting change.

Statements included in this Form 8-K which are not statements of historical fact are intended to be, and are hereby identified as "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Although SCANA Corporation believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) that the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment, (2) changes in the utility and non-utility regulatory environment, (3) changes in the economy, especially in areas served by the Company's subsidiaries, (4) the impact of competition from other energy suppliers, (5) growth opportunities for the Company's regulated and diversified subsidiaries, (6) the results of financing efforts, (7) changes in the Company's accounting policies, (8) weather conditions, especially in areas served by the Company's subsidiaries, (9) performance of and marketability of the Company's investments in telecommunications companies, (10) inflation, (11) changes in environmental regulations, (12) volatility in commodity natural gas markets and (13) the other risks and uncertainties described from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.





FINANCIAL INFORMATION
Consolidated Statements of Income
(Millions, except per share amounts) (Unaudited)

                                                 Three Months Ended        Six Months Ended
                                                      June 30,                 June 30,
Operating Revenues:                               2002        2001          2002         2001
  Electric                                       $ 349       $ 340        $  651       $  681
  Gas-Regulated                                    155         175           451          642
  Gas-Nonregulated                                 145         225           369          736
     Total Operating Revenues                      649         740         1,471        2,059

Operating Expenses:
  Fuel and purchased power                         108         107           187          222
  Gas purchased for resale                         234         333           613        1,148
  Other operation and maintenance                  131         122           258          251
  Depreciation and amortization                     55          56           108          112
  Other taxes                                       32          29            63           59
     Total Operating Expenses                      560         647         1,229        1,792

Operating Income                                    89          93           242          267
Other Income (Loss), Net                            24         564          (187)         586
Interest Charges, Net                               51          59           102          121
Preferred Dividend Requirement
  of SCE&G - Mandatorily Redeemable
  Preferred Securities                               1           1             2            2
Income Taxes (Benefit)                              19         210           (21)         262
Preferred Stock Cash Dividends
  of Subsidiary                                      2           2             4            4
Net Income (Loss)                                 $ 40      $  385         $ (32)      $  464

Common Stock Data
 Earnings(Loss) Per Share                         $.38     $  3.67        $ (.30)      $ 4.42
 Wtg. Avg. Common Shares
    Outstanding (000)                          104,732     104,729       104,730      104,729



SUMMARY OF EPS BY COMPANY:
                                              Three Months Ended June 30,
                                               2002                 2001
SC Electric & Gas                          $.37                 $.41
SC Pipeline                                    .03                  .02
PSNC Energy                                   (.02)                (.05)
SCANA Energy-Georgia                           .01                 (.03)
Corporate and Other Nonregulated, Net         (.03)                (.06)
        Total Operating EPS                    .36               .29
Nonrecurring Items                             .02                 3.38
        Total Reported EPS                 $.38                   $3.67

                                                 Six Months Ended June 30,
                                                 2002                 2001
SC Electric & Gas                            $.86                 $.91
SC Pipeline                                     (.02)                 .01
PSNC Energy                                      .18                  .15
SCANA Energy-Georgia                             .14                  .06
Corporate and Other Nonregulated, Net           (.06)                (.13)
        Total Operating EPS                     1.10                 1.00
Nonrecurring Items                             (1.40)                3.42
     Total Reported EPS                     $(.30)                  $4.42
SUMMARY OF EPS VARIANCES:
                                                    2nd Quarter         YTD
2001 Reported EPS                                      $3.67           $4.42

Variances:
    Nonrecurring Items:
      Gain on Sale of Radio Network                       .09             .09
      Impairment Charge on ITC^DeltaCom Investment       (.07)           (.07)
      Gain on Sale of Powertel Investment               (3.38)          (3.38)
      Gain on Sale of Deutsche Telekom Stock                              .10
      Impairment Charge on Deutsche Telekom Investment                  (1.52)
      Gain on Sale of SCANA Security                                     (.04)
      Electric Margin                                     .04            .03
      Gas Margin                                         (.01)          (.13)
      O&M Expense                                        (.05)      (.04)
      Depreciation Expense                                .01            .02
      Interest Expense                                    .05            .11
      Other, Net                                          .03            .11
              Total Variance                             (3.29)          (4.72)

2002 Reported EPS                                        $.38          ($.30)

CONSOLIDATED OPERATING STATISTICS

                                    Three Months Ended June 30,                     Six Months Ended June 30,
                                    2002    2001     % Change         2002                2001       % Change
Electric Operations
  Sales (Million KWH):
      Residential                   1,581   1,501        5.3            3,229            3,196            1.0
      Commercial                    1,658   1,604        3.4            3,065            2,999            2.2
      Industrial                    1,705   1,645        3.6            3,238            3,144            3.0
      Other                            138     138          -             258              259           (0.4)
        Total Retail                5082    4,888        4.0            9,790            9,598            2.0
      Wholesale                       471      948     (50.3)           1,111            1,622          (31.5)
        Total Sales                 5,553   5,836       (4.8)            10,901         11,220           (2.8)

  Customers (Period-End)                                               552,702          540,842           2.2

Natural Gas Operations
  Sales (MillionTherms):
      Residential                   59       64        (7.8)         343              388            (11.6)
      Commercial                    58       56         3.6          187              200              (6.5)
      Industrial                   310      299         3.7          634              622               1.9
        Total Retail               427      419         1.9       1,164            1,210               (3.8)
      Sales for Resale              80      109       (26.6)          160              321            (50.2)
      Transportation Volumes        73       63        15.9           158              127             24.4
        Total Sales                580      591        (1.9)      1,482            1,658             (10.6)





Customers (Period-End)                                                        1,001,237       1,032,539                  (3.0)
WEATHER DATA - Average of Columbia and Charleston, SC

                                        Three Months Ended June 30,                 Six Months Ended June 30,
                                    Actual           Percent Change             Actual        Percent Change
                                     2002       vs 2001       vs Normal          2002         vs 2001    vs Normal

  Heating Degree Days                 74.0        (27.1)      (38.1)           1,215.5        (10.6)      (8.4)
  Cooling Degree Days                814.0          5.4         7.1              878.0         11.4        9.9




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SCANA Corporation
                                               (Registrant)




July 29, 2002                            By: s/James E. Swan, IV
                                             James E. Swan, IV
                                             Controller